UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 1, 2025, Walker & Dunlop, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1.	Election of directors for a one-year term expiring at the 2026 Annual Meeting of Stockholders:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Jeffery R. Hayward	27,358,352	228,889	12,986	2,798,804
Ellen Levy	26,525,433	1,062,780	12,014	2,798,804
Gary S. Pinkus	27,316,190	271,029	13,008	2,798,804
John Rice	26,743,973	836,648	19,606	2,798,804
Dana L. Schmaltz	26,807,942	779,412	12,873	2,798,804
William M. Walker	26,618,945	968,572	12,710	2,798,804
Donna C. Wells	27,216,232	365,348	18,647	2,798,804

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Abstentions	Broker Non-votes
29,728,708	656,048	14,275	—

3.	Advisory resolution to approve executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-votes
26,777,105	738,920	84,201	2,798,804

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: May 5, 2025	By:	/s/ Daniel J. Groman
		Name:	Daniel J. Groman
		Title:	Executive Vice President, General Counsel & Secretary

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